Exhibit 23 (i)



                          Independent Auditors' Consent

The  Board of Directors and Stockholders
Balchem Corporation:

We consent to the incorporation by reference in the registration statement (No.333-44489) on Form S-8 of Balchem Corporation of our report dated February 9, 1998, relating to the consolidated balance sheet of Balchem Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-KSB of Balchem Corporation.

                                                     /s/ KPMG Peat Marwick LLP
                                                     -------------------------
                                                     KPMG Peat Marwick LLP

Short Hills, New Jersey
March 27, 1998

                                                                 Exhibit 23 (ii)

                          Independent Auditors' Consent

The  Board of Directors and Stockholders
Balchem Corporation:

We consent to the incorporation by reference in the registration statement (No.333-44489) on Form S-8 of Balchem Corporation of our report dated February 7, 1997, relating to the consolidated balance sheet of Balchem Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995, which report appears in the December 31, 1997, annual report on Form 10-KSB of Balchem Corporation.

                                            /s/Judelson, Giordano, Siegel
                                            -----------------------------
                                            Judelson, Giordano, Siegel, CPA, PC

Middletown, New York
March 30, 1998